Exhibit 99.1

Filed by PacWest Bancorp pursuant to Rule 425 under the Securities Act of 1933 and deemed filed pursuant to Rule 14a-12 under the Securities Act of 1934
Subject Company: El Dorado Savings Bank, F.S.B.
Commission File No.: 001-36408

PRESS RELEASE

PacWest Bancorp

(Nasdaq: PACW)

Contact:	Matthew P. Wagner	Patrick J. Rusnak
	President and CEO	Executive Vice President and CFO
Phone:	310-887-8520	714-989-4705

Contact:	Donald D. Destino
Executive Vice President
Corporate Development and Investor Relations
Phone:	310-887-8521

FOR IMMEDIATE RELEASE	October 16, 2018

PACWEST BANCORP ANNOUNCES RESULTS

FOR THE THIRD QUARTER 2018

Highlights

•                 Net Earnings of $116.3 Million, or $0.94 Per Diluted Share

•                 Tax Equivalent Net Interest Margin of 4.99% for Q3 and 5.09% YTD 2018

•                 New Loan and Lease Production of $1.3 Billion; $345 Million of Net Loan Growth

•                 Net Charge-offs 48% Lower for YTD 2018 Compared to Same Period in 2017

•                 Core Deposits Steady at 87% of Total Deposits

•                 Announced Agreement to Acquire El Dorado Savings Bank, F.S.B.

Los Angeles, California . . . PacWest Bancorp (Nasdaq: PACW) today announced net earnings for the third quarter of 2018 of $116.3 million, or $0.94 per diluted share, compared to net earnings for the second quarter of 2018 of $115.7 million, or $0.92 per diluted share.  The increase in net earnings from the prior quarter was due primarily to a lower provision for credit losses, offset partially by lower net interest income and lower noninterest income.

The provision for credit losses decreased by $6.0 million in the third quarter of 2018 compared to the second quarter of 2018 due mainly to a lower level of loans rated special mention.  Net interest income decreased by $2.0 million in the third quarter of 2018 due mostly to higher deposit costs and a lower yield on average loans and leases, offset partially by a higher balance of average loans and leases.  Noninterest income decreased by $2.7 million in the third quarter of 2018 due primarily to a $6.4 million decrease in other income, offset partially by a $2.6 million increase in warrant income and a $0.9 million increase in dividends and gains on equity investments.

Matt Wagner, President and CEO, commented, “We achieved strong net loan growth across all our business lines along with solid earnings and operating metrics. Our third quarter results produced a return on assets of 1.89% and a return on tangible equity of 21.61%.”

Mr. Wagner continued, “Our third quarter tax equivalent NIM decreased by 19 basis points to 4.99% due to higher rates on deposits from competitive pressures and lower loan yields resulting from lower discount accretion.”

Mr. Wagner continued, “We recently announced our pending acquisition of El Dorado Savings Bank which will expand our Community Banking franchise into Northern California and Northern Nevada and enhance our core funding with approximately $2.0 billion of stable low cost deposits.”

FINANCIAL HIGHLIGHTS

	At or For the			At or For the
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	Increase	September 30,		Increase
Financial Highlights	2018	2018	(Decrease)	2018	2017	(Decrease)
	(Dollars in thousands, except per share data)
Net earnings	$116,287	$115,735	$552	$350,298	$273,781	$76,517
Diluted earnings per share	$0.94	$0.92	$0.02	$2.79	$2.26	$0.53
Return on average assets	1.89%	1.93%	(0.04)	1.94%	1.67%	0.27
Return on average tangible equity (1)	21.61%	20.98%	0.63	21.22%	15.63%	5.59

Net interest margin (“NIM”) (tax equivalent)	4.99%	5.18%	(0.19)	5.09%	5.15%	(0.06)
Yield on average loans and leases (tax equivalent)	6.20%	6.30%	(0.10)	6.20%	6.01%	0.19
Cost of average total deposits	0.46%	0.37%	0.09	0.38%	0.26%	0.12
Efficiency ratio	40.9%	39.8%	1.1	40.8%	40.7%	0.1

Total assets	$24,782,126	$24,529,557	$252,569	$24,782,126	$22,242,932	$2,539,194
Loans and leases held for investment, net of deferred fees	$17,230,146	$16,885,192	$344,954	$17,230,146	$15,690,517	$1,539,629
Noninterest-bearing deposits	$7,834,480	$8,126,153	$(291,673)	$7,834,480	$6,911,874	$922,606
Core deposits	$15,512,742	$15,586,238	$(73,496)	$15,512,742	$13,531,300	$1,981,442
Total deposits	$17,879,543	$17,929,192	$(49,649)	$17,879,543	$16,773,245	$1,106,298

Noninterest-bearing deposits as percentage of total deposits	44%	45%	(1)	44%	41%	3
Core deposits as percentage of total deposits	87%	87%	—	87%	81%	6

Equity to assets ratio	19.13%	19.48%	(0.35)	19.13%	20.73%	(1.60)
Tangible common equity ratio (1)	9.61%	9.86%	(0.25)	9.61%	12.02%	(2.41)
Book value per share	$38.46	$38.36	$0.10	$38.46	$37.96	$0.50
Tangible book value per share (1)	$17.28	$17.35	$(0.07)	$17.28	$19.84	$(2.56)

(1) Non-GAAP measure.

INCOME STATEMENT HIGHLIGHTS

Net Interest Income

Net interest income decreased by $2.0 million to $260.3 million for the third quarter of 2018 compared to $262.3 million for the second quarter of 2018 due to interest expense growth exceeding interest income growth.  Interest expense increased due to higher deposit costs and one additional day in the third quarter.  Interest income increased due primarily to a higher balance of average loans and leases and one additional day in the third quarter, offset partially by a lower yield on average loans and leases.  The tax equivalent yield on average loans and leases was 6.20% for the third quarter of 2018 compared to 6.30% for the second quarter of 2018. The decrease in the yield on average loans and leases was due principally to lower discount accretion on acquired loans (14 basis points in the third quarter versus 21 basis points in the second quarter).

The tax equivalent NIM was 4.99% for the third quarter of 2018 compared to 5.18% for the second quarter of 2018. The decrease in the NIM was due mainly to higher deposit costs and a lower yield on average loans and leases resulting from lower discount accretion on acquired loans.

The cost of average total deposits increased to 0.46% for the third quarter of 2018 from 0.37% for the second quarter of 2018 due to higher rates paid on deposits in conjunction with increased market interest rates.

Provision for Credit Losses

A provision for credit losses of $11.5 million was recorded in the third quarter of 2018 compared to $17.5 million in the second quarter of 2018. The lower provision for the third quarter of 2018 was due to a lower level of loans graded special mention at September 30, 2018 compared to June 30, 2018. Loans graded special mention have a higher general reserve amount than loans graded pass.

The following table presents details of the provision for credit losses for the periods indicated:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	Increase	September 30,
Provision for Credit Losses	2018	2018	(Decrease)	2018
	(In thousands)
Addition to allowance for loan and lease losses	$11,500	$15,000	$(3,500)	$26,274
Addition to reserve for unfunded loan commitments	—	2,500	(2,500)	6,726
Total provision for credit losses	$11,500	$17,500	$(6,000)	$33,000

Noninterest Income

Noninterest income decreased by $2.7 million to $36.9 million for the third quarter of 2018 compared to $39.6 million for the second quarter of 2018 due mainly to decreases in other income and leased equipment income, partially offset by increases in warrant income, dividends and gains on equity investments, and other commissions and fees.  Other income and leased equipment income decreased in the third quarter due to lower gains on early lease terminations. Warrant income increased due to higher realized gains on exercised warrants primarily from a $3.1 million gain on a warrant in a company that completed an IPO. Dividends and gains on equity investments increased due to higher realized gains on investments sold. The increase in other commissions and fees was attributable to higher loan-related fees.

The following table presents details of noninterest income for the periods indicated:

	Three Months Ended
	September 30,	June 30,	Increase
Noninterest Income	2018	2018	(Decrease)
	(In thousands)
Service charges on deposit accounts	$3,979	$4,265	$(286)
Other commissions and fees	12,397	11,767	630
Leased equipment income	9,120	9,790	(670)
Gain on sale of loans and leases	—	106	(106)
Gain on sale of securities	826	253	573
Other income:
Dividends and gains on equity investments	2,895	1,992	903
Warrant income	3,818	1,225	2,593
Other	3,877	10,240	(6,363)
Total noninterest income	$36,912	$39,638	$(2,726)

Noninterest Expense

Noninterest expense increased by $1.7 million to $128.1 million for the third quarter of 2018 compared to $126.4 million for the second quarter of 2018 attributable primarily to a $2.4 million increase in compensation expense, a $0.8 million increase in other professional expense, and a $0.8 million increase in acquisition costs, partially offset by decreases in most other expense categories. Compensation expense increased due to higher stock compensation expense for our performance-based restricted stock units as we now expect to achieve a higher level of certain performance metrics, and higher commissions expense related to the increased warrant income. Other professional services increased due to higher legal and consulting expense. The increase in acquisition costs relates to the recently announced pending acquisition of El Dorado Savings Bank.

The following table presents details of noninterest expense for the periods indicated:

	Three Months Ended
	September 30,	June 30,	Increase
Noninterest Expense	2018	2018	(Decrease)
	(In thousands)
Compensation	$72,333	$69,913	$2,420
Occupancy	13,069	13,575	(506)
Data processing	6,740	6,896	(156)
Other professional services	6,058	5,257	801
Insurance and assessments	5,446	5,330	116
Intangible asset amortization	5,587	5,587	—
Leased equipment depreciation	5,001	5,237	(236)
Foreclosed assets income, net	(257)	(61)	(196)
Acquisition, integration and reorganization costs	800	—	800
Loan expense	2,249	3,058	(809)
Other	11,127	11,657	(530)
Total noninterest expense	$128,153	$126,449	$1,704

Income Taxes

The overall effective income tax rate was 26.2% for the third quarter of 2018 and 26.8% for the second quarter of 2018. The effective tax rate for the nine months ended September 30, 2018 was 26.9% while the full year 2018 is estimated to be approximately 28%.

BALANCE SHEET HIGHLIGHTS

Loans and Leases

Loans and leases held for investment, net of deferred fees, increased by $345.0 million in the third quarter of 2018 to $17.2 billion at September 30, 2018.  The net increase was driven mainly by production of $1.3 billion and disbursements of $966.7 million, offset partially by payoffs of $1.1 billion and paydowns of $795.2 million.

The following table presents a roll forward of loans and leases held for investment, net of deferred fees, for the periods indicated:

	Three Months Ended		Nine Months Ended
Loans and Leases	September 30,	June 30,	September 30,
Held for Investment Roll Forward (1)	2018	2018	2018
	(Dollars in thousands)
Balance, beginning of period	$16,885,192	$16,455,285	$16,972,743
Additions:
Production	1,315,572	1,256,559	3,317,049
Disbursements	966,668	1,203,940	2,917,984
Total production and disbursements	2,282,240	2,460,499	6,235,033
Reductions:
Payoffs	(1,133,233)	(1,154,400)	(3,218,606)
Paydowns	(795,243)	(829,119)	(2,560,364)
Total payoffs and paydowns	(1,928,476)	(1,983,519)	(5,778,970)
Sales	(3,326)	(27,779)	(161,729)
Transfers to foreclosed assets	(2,176)	(1,059)	(3,235)
Charge-offs	(3,308)	(18,235)	(33,696)
Total reductions	(1,937,286)	(2,030,592)	(5,977,630)
Balance, end of period	$17,230,146	$16,885,192	$17,230,146

Weighted average rate on production (2)	5.17%	5.04%	5.16%

(1)         Includes direct financing leases but excludes equipment leased to others under operating leases.

(2)         The weighted average rate on production presents contractual rates on a tax equivalent basis and excludes amortized fees.  Amortized fees added approximately 31 basis points to loan yields in 2018.

The following table presents the composition of loans and leases held for investment, net of deferred fees, as of the dates indicated:

	September 30,	June 30,	March 31,	September 30,
Loan and Lease Portfolio	2018	2018	2018	2017
	(In thousands)
Real estate mortgage:
Commercial	$4,932,823	$5,010,680	$5,033,006	$4,338,933
Residential	2,745,837	2,555,695	2,521,237	1,850,324
Total real estate mortgage	7,678,660	7,566,375	7,554,243	6,189,257
Real estate construction and land:
Commercial	854,346	831,462	789,892	680,950
Residential	1,146,611	1,042,564	887,110	568,273
Total real estate construction and land	2,000,957	1,874,026	1,677,002	1,249,223
Total real estate	9,679,617	9,440,401	9,231,245	7,438,480
Commercial:
Asset-based	3,222,311	3,184,300	2,957,890	2,792,823
Venture capital	2,031,895	2,008,205	1,920,643	1,959,489
Other commercial	1,897,852	1,873,607	1,947,590	3,113,574
Total commercial	7,152,058	7,066,112	6,826,123	7,865,886
Consumer	398,471	378,679	397,917	386,151
Total loans and leases held for investment, net of deferred fees	$17,230,146	$16,885,192	$16,455,285	$15,690,517

Total unfunded loan commitments	$7,055,833	$6,429,587	$6,352,803	$5,037,084

Allowance for Credit Losses

The following tables show roll forwards of the allowance for credit losses for the periods indicated:

	Three Months Ended September 30, 2018
	Allowance for	Reserve for	Total
Allowance for Credit	Loan and	Unfunded Loan	Allowance for
Losses Rollforward	Lease Losses	Commitments	Credit Losses
	(In thousands)
Beginning balance	$132,139	$35,361	$167,500
Charge-offs	(3,308)	—	(3,308)
Recoveries	1,589	—	1,589
Net charge-offs	(1,719)	—	(1,719)
Provision	11,500	—	11,500
Ending balance	$141,920	$35,361	$177,281

	Three Months Ended June 30, 2018
	Allowance for	Reserve for	Total
Allowance for Credit	Loan and	Unfunded Loan	Allowance for
Losses Rollforward	Lease Losses	Commitments	Credit Losses
	(In thousands)
Beginning balance	$134,275	$32,861	$167,136
Charge-offs	(18,235)	—	(18,235)
Recoveries	1,099	—	1,099
Net charge-offs	(17,136)	—	(17,136)
Provision	15,000	2,500	17,500
Ending balance	$132,139	$35,361	$167,500

The allowance for credit losses as a percentage of loans and leases held for investment increased to 1.03% at September 30, 2018 from 0.99% at June 30, 2018 due primarily to an increase in the level of specific reserves on impaired loans.

Gross charge-offs for the third quarter of 2018 were $3.3 million and included $1.1 million for venture capital loans, $0.7 million for real estate mortgage loans, and $0.7 million for asset-based loans.  Gross charge-offs for the second quarter of 2018 were $18.2 million and included $6.1 million for venture capital loans, $4.7 million for real estate mortgage loans, $4.4 million for other commercial loans, and $2.9 million for asset-based loans.  Recoveries for the third quarter of 2018 were $1.6 million and included $1.0 million for venture capital loans. Recoveries in the second quarter of 2018 were $1.1 million and included $0.8 million for other commercial loans.

The annualized ratio of net charge-offs to average loans was 0.04% for the third quarter of 2018 compared to 0.41% for the second quarter of 2018. The annualized ratio of net charge-offs to average loans was 0.19% for the nine months ended September 30, 2018 compared to 0.35% for the same period in 2017.

Deposits and Client Investment Funds

The following table presents the composition of our deposit portfolio as of the dates indicated:

	September 30,	June 30,	March 31,	September 30,
Deposit Category	2018	2018	2018	2017
	(Dollars in thousands)
Noninterest-bearing demand deposits	$7,834,480	$8,126,153	$8,232,140	$6,911,874
Interest checking deposits	2,277,537	2,184,785	2,076,152	1,957,485
Money market deposits	4,782,724	4,631,658	4,676,734	3,967,224
Savings deposits	618,001	643,642	676,503	694,717
Total core deposits	15,512,742	15,586,238	15,661,529	13,531,300
Non-core non-maturity deposits	483,528	607,388	585,399	1,118,694
Total non-maturity deposits	15,996,270	16,193,626	16,246,928	14,649,994
Time deposits $250,000 and under	1,509,214	1,394,117	1,482,118	1,770,439
Time deposits over $250,000	374,059	341,449	349,742	352,812
Total time deposits	1,883,273	1,735,566	1,831,860	2,123,251
Total deposits	$17,879,543	$17,929,192	$18,078,788	$16,773,245

Noninterest-bearing demand deposits as percentage of total deposits	44%	45%	46%	41%
Core deposits as percentage of total deposits	87%	87%	87%	81%

At September 30, 2018, core deposits totaled $15.5 billion, or 87% of total deposits, including $7.8 billion of noninterest-bearing demand deposits, or 44% of total deposits.

In addition to deposit products, we also offer alternative non-depository cash investment options for select clients; these alternatives include investments managed by Square 1 Asset Management, Inc. (“S1AM”), our registered investment advisor subsidiary, and third-party sweep products.  Total off-balance sheet client investment funds at September 30, 2018 were $2.0 billion, of which $1.5 billion was managed by S1AM.

CREDIT QUALITY

The following table presents loan and lease credit quality metrics as of the dates indicated:

	September 30,	June 30,	Increase
Credit Quality Metrics	2018	2018	(Decrease)
	(Dollars in thousands)
Nonaccrual loans and leases held for investment (1)	$112,972	$113,745	$(773)
Accruing loans contractually past due 90 days or more	—	—	—
Foreclosed assets, net	4,407	2,231	2,176
Total nonperforming assets	$117,379	$115,976	$1,403

Nonaccrual loans and leases held for investment (1)	$112,972	$113,745	$(773)
Performing troubled debt restructured loans held for investment	22,106	58,148	(36,042)
Total impaired loans and leases	$135,078	$171,893	$(36,815)

Nonaccrual loans and leases held for investment to loans and leases held for investment	0.66%	0.67%
Nonperforming assets to loans and leases held for investment and foreclosed assets	0.68%	0.69%

Pass	$16,609,629	$16,142,052	$467,577
Special mention	360,058	506,848	(146,790)
Classified	260,459	236,292	24,167
Total loans and leases held for investment, net of deferred fees	$17,230,146	$16,885,192	$344,954

Classified loans and leases held for investment to loans and leases held for investment	1.51%	1.40%

Allowance for credit losses	$177,281	$167,500	$9,781
Provision for credit losses (for the quarter)	$11,500	$17,500	$(6,000)
Net charge-offs (for the quarter)	$1,719	$17,136	$(15,417)
Net charge-offs to average loans and leases (for the quarter)	0.04%	0.41%
Allowance for credit losses to loans and leases held for investment	1.03%	0.99%
Allowance for credit losses to nonaccrual loans and leases held for investment	156.9%	147.3%

(1) Nonaccrual loans include guaranteed amounts of $13.5 million at September 30, 2018 and $13.5 million at June 30, 2018.

Nonaccrual loans and leases decreased by $0.8 million in the third quarter due to net changes in the population of nonaccrual loans which included collections applied to loans and leases, the full repayment of a $10.5 million nonaccrual residential real estate construction loan, and an $11.9 million venture capital loan that was placed on nonaccrual status during the quarter. The decrease in nonaccrual loans and leases by loan category was attributable primarily to a $10.5 million decrease in nonaccrual residential real estate construction and land loans and a $3.4 million decrease in nonaccrual commercial real estate mortgage loans, offset partially by a $7.6 million increase in nonaccrual venture capital loans and a $4.9 million increase in nonaccrual asset-based loans.

Special mention loans and leases decreased by $146.8 million in the third quarter due to net changes in the population of these loans which included a $47.8 million special mention commercial real estate loan being upgraded to pass status and the full repayment of a $33.4 million special mention healthcare real estate loan.

Classified loans and leases increased by $24.2 million in the third quarter due to net changes in the population of these loans which included a $34.4 million security cash flow loan being downgraded to classified status, offset partially by the full repayment of a $10.5 million classified nonaccrual residential real estate construction loan.

The following table presents nonaccrual loans and leases and accruing loans and leases past due between 30 and 89 days by portfolio segment and class as of the dates indicated:

	Nonaccrual Loans and Leases				Accruing and
	September 30, 2018		June 30, 2018		30-89 Days Past Due
		% of		% of	September 30,	June 30,
		Loan		Loan	2018	2018
	Amount	Category	Amount	Category	Amount	Amount
	(Dollars in thousands)
Real estate mortgage:
Commercial	$29,723	0.6%	$33,105	0.7%	$824	$2,620
Residential	3,259	0.1%	3,527	0.1%	5,436	2,983
Total real estate mortgage	32,982	0.4%	36,632	0.5%	6,260	5,603
Real estate construction and land:
Commercial	—	0.0%	—	0.0%	—	—
Residential	—	0.0%	10,450	1.0%	8,498	5,969
Total real estate construction and land	—	0.0%	10,450	0.6%	8,498	5,969
Commercial:
Asset-based	34,619	1.1%	29,677	0.9%	—	—
Venture capital	35,520	1.7%	27,940	1.4%	1,028	—
Other commercial	9,579	0.5%	8,782	0.5%	222	230
Total commercial	79,718	1.1%	66,399	0.9%	1,250	230
Consumer	272	0.1%	264	0.1%	605	75
Total held for investment	$112,972	0.7%	$113,745	0.7%	$16,613	$11,877

EL DORADO SAVINGS BANK MERGER ANNOUNCEMENT

On September 12, 2018, PacWest announced the signing of a definitive agreement and plan of merger (the “Agreement”) whereby PacWest will acquire El Dorado Savings Bank, F.S.B. (“El Dorado”) in a transaction valued at approximately $466.7 million.

El Dorado, headquartered in Placerville, California, is a federally chartered savings bank founded in 1958, with approximately $2.2 billion in assets and 35 branches located primarily in eight Northern California counties and two Northern Nevada counties.  In connection with the transaction, El Dorado will be merged into Pacific Western Bank, the principal operating subsidiary of PacWest Bancorp.

The transaction, which was approved by the PacWest and El Dorado boards of directors, is expected to close in the first quarter of 2019 and is subject to customary closing conditions, including obtaining approval by bank regulatory authorities and El Dorado’s stockholders.

As of June 30, 2018, on a pro forma consolidated basis, the combined company would have approximately $26.7 billion in assets and 110 branches. No El Dorado branches are expected to be consolidated as a result of the Agreement.

Under terms of the Agreement, El Dorado stockholders will receive 58.2209 shares of PacWest common stock and $427.92 in cash for each share of El Dorado, subject to adjustment in certain circumstances as set forth in the Agreement.  Based on PacWest’s September 11, 2018 closing price of $50.04, the total value of the merger consideration is $3,341.29 per El Dorado share. The consideration mix would result in a total of approximately $59.8 million in cash and $406.9 million in PacWest shares.

STOCK REPURCHASE PROGRAM

During the third quarter of 2018, we repurchased 1,276,498 shares at an average price of $50.59 and a total cost of $64.6 million.  At September 30, 2018, the remaining amount that could be used to repurchase shares under the $350 million Stock Repurchase Program was $110.1 million.

ABOUT PACWEST BANCORP

PacWest Bancorp (“PacWest”) is a bank holding company with over $24 billion in assets with one wholly-owned banking subsidiary, Pacific Western Bank (the “Bank”). The Bank has 74 full-service branches located throughout the state of California and one branch in Durham, North Carolina. Our Community Banking group provides lending and comprehensive deposit and treasury management services to small and medium-sized businesses conducted primarily through our California-based branch offices. We offer additional products and services through our National Lending and Venture Banking business groups. National Lending provides asset-based, equipment, real estate and security cash flow loans and treasury management services to established middle-market businesses on a national basis. Venture Banking offers a comprehensive suite of financial services focused on entrepreneurial businesses and their venture capital and private equity investors, with offices located in key innovative hubs across the United States.  For more information about PacWest Bancorp, visit www.pacwestbancorp.com, or to learn more about Pacific Western Bank, visit www.pacificwesternbank.com.

FORWARD LOOKING STATEMENTS

This communication contains certain forward-looking information about PacWest, El Dorado, and the combined company after the close of the transaction that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Such statements include future financial and operating results, expectations, intentions and other statements that are not historical facts such as our future effective tax rate; the ability to complete the proposed El Dorado transaction, including obtaining required regulatory approvals and approval by the stockholders of El Dorado, or any future transaction, successfully integrate such acquired entities, or achieve expected beneficial synergies and/or operating efficiencies, in each case within expected time-frames or at all; and the possibility that personnel changes/retention will not proceed as planned. Such statements are based on information available at the time of this communication and are based on current beliefs and expectations of the Company’s management and are subject to significant risks, uncertainties and contingencies, many of which are beyond our control. Actual results may differ materially from those set forth in the forward-looking statements due to a variety of factors, including the risk factors described in documents filed by the Company with the Securities and Exchange Commission.

We are under no obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ADDITIONAL INFORMATION ABOUT THE PROPOSED TRANSACTION AND WHERE TO FIND IT

Stockholders of El Dorado are urged to carefully review and consider each of PacWest’s public filings with the SEC, including but not limited to its Annual Reports on Form 10-K, its proxy statements, its Current Reports on Form 8-K and its Quarterly Reports on Form 10-Q. The documents filed by PacWest with the SEC may be obtained free of charge at PacWest’s website at www.pacwestbancorp.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from PacWest by requesting them in writing to PacWest Bancorp, 9701 Wilshire Boulevard, Suite 700, Beverly Hills, CA 90212; Attention: Investor Relations, by submitting an email request to investor-relations@pacwestbancorp.com or by telephone at (310) 887-8521.

PacWest intends to file a registration statement with the SEC which will include a proxy statement of El Dorado and a prospectus of PacWest, and will file other documents regarding the proposed transaction with the SEC. Before making any voting or investment decision, stockholders of El Dorado are urged to carefully read the entire registration statement and proxy statement/prospectus, when they become available, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. A definitive proxy statement/prospectus will be sent to the stockholders of El Dorado seeking any required stockholder approvals. Stockholders of El Dorado will be able to obtain the registration statement and the proxy statement/prospectus free of charge from the SEC’s website or from PacWest by writing to the address provided in the paragraph above.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

	September 30,	June 30,	December 31,
	2018	2018	2017
	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$196,502	$245,998	$233,215
Interest-earning deposits in financial institutions	185,284	205,567	165,222
Total cash and cash equivalents	381,786	451,565	398,437

Securities available-for-sale, at estimated fair value	3,820,333	3,857,788	3,774,431
Federal Home Loan Bank stock, at cost	31,077	26,271	20,790
Total investment securities	3,851,410	3,884,059	3,795,221

Loans held for sale	—	—	481,100

Gross loans and leases held for investment	17,295,589	16,947,502	17,032,221
Deferred fees, net	(65,443)	(62,310)	(59,478)
Total loans and leases held for investment, net of deferred fees	17,230,146	16,885,192	16,972,743
Allowance for loan and lease losses	(141,920)	(132,139)	(139,456)
Total loans and leases held for investment, net	17,088,226	16,753,053	16,833,287

Equipment leased to others under operating leases	275,707	266,576	284,631
Premises and equipment, net	34,012	34,513	31,852
Foreclosed assets, net	4,407	2,231	1,329
Deferred tax asset, net	41,280	25,551	—
Goodwill	2,548,670	2,548,670	2,548,670
Core deposit and customer relationship intangibles, net	62,106	67,693	79,626
Other assets	494,522	495,646	540,723
Total assets	$24,782,126	$24,529,557	$24,994,876

LIABILITIES:
Noninterest-bearing deposits	$7,834,480	$8,126,153	$8,508,044
Interest-bearing deposits	10,045,063	9,803,039	10,357,492
Total deposits	17,879,543	17,929,192	18,865,536
Borrowings	1,513,166	1,187,226	467,342
Subordinated debentures	452,944	451,878	462,437
Accrued interest payable and other liabilities	194,788	183,302	221,963
Total liabilities	20,040,441	19,751,598	20,017,278
STOCKHOLDERS’ EQUITY (1)	4,741,685	4,777,959	4,977,598
Total liabilities and stockholders’ equity	$24,782,126	$24,529,557	$24,994,876

Book value per share	$38.46	$38.36	$38.65
Tangible book value per share (2)	$17.28	$17.35	$18.24
Shares outstanding	123,283,450	124,567,950	128,782,878

(1) Includes net unrealized (loss) gain on securities available-for-sale, net	$(43,854)	$(22,340)	$31,171
(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$264,062	$260,300	$235,666	$775,447	$694,462
Investment securities	28,061	27,730	24,762	81,929	72,490
Deposits in financial institutions	519	484	538	1,555	967
Total interest income	292,642	288,514	260,966	858,931	767,919

Interest expense:
Deposits	21,121	16,367	13,071	51,306	31,653
Borrowings	3,814	2,649	188	7,383	2,272
Subordinated debentures	7,390	7,166	6,017	21,093	17,379
Total interest expense	32,325	26,182	19,276	79,782	51,304

Net interest income	260,317	262,332	241,690	779,149	716,615
Provision for credit losses	11,500	17,500	15,119	33,000	51,346
Net interest income after provision for credit losses	248,817	244,832	226,571	746,149	665,269

Noninterest income:
Service charges on deposit accounts	3,979	4,265	3,465	12,418	10,733
Other commissions and fees	12,397	11,767	9,944	34,429	30,917
Leased equipment income	9,120	9,790	8,332	28,497	29,442
Gain on sale of loans and leases	—	106	2,848	4,675	4,209
Gain on sale of securities	826	253	1,236	7,390	2,788
Other income	10,590	13,457	5,557	27,700	23,689
Total noninterest income	36,912	39,638	36,939	115,109	101,778

Noninterest expense:
Compensation	72,333	69,913	64,413	213,269	194,581
Occupancy	13,069	13,575	12,729	39,867	36,148
Data processing	6,740	6,896	6,459	20,295	19,811
Other professional services	6,058	5,257	4,213	15,754	11,567
Insurance and assessments	5,446	5,330	4,702	16,503	14,349
Intangible asset amortization	5,587	5,587	3,049	17,520	9,178
Leased equipment depreciation	5,001	5,237	4,862	15,613	15,719
Foreclosed assets (income) expense, net	(257)	(61)	2,191	(440)	2,177
Acquisition, integration and reorganization costs	800	—	1,450	800	3,650
Loan expense	2,249	3,058	3,421	7,578	10,692
Other expense	11,127	11,657	11,053	35,238	34,921
Total noninterest expense	128,153	126,449	118,542	381,997	352,793

Earnings before income taxes	157,576	158,021	144,968	479,261	414,254
Income tax expense	(41,289)	(42,286)	(37,945)	(128,963)	(140,473)
Net earnings	$116,287	$115,735	$107,023	$350,298	$273,781

Basic and diluted earnings per share	$0.94	$0.92	$0.84	$2.79	$2.26

PACWEST BANCORP AND SUBSIDIARIES

NET EARNINGS PER SHARE CALCULATIONS

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
	(In thousands, except per share data)
Basic Earnings Per Share:
Net earnings	$116,287	$115,735	$101,466	$350,298	$273,781
Less: earnings allocated to unvested restricted stock (1)	(1,428)	(1,348)	(1,149)	(3,899)	(3,239)
Net earnings allocated to common shares	$114,859	$114,387	$100,317	$346,399	$270,542

Weighted-average basic shares and unvested restricted stock outstanding	123,657	126,082	121,447	125,728	121,405
Less: weighted-average unvested restricted stock outstanding	(1,537)	(1,466)	(1,394)	(1,473)	(1,450)
Weighted-average basic shares outstanding	122,120	124,616	120,053	124,255	119,955

Basic earnings per share	$0.94	$0.92	$0.84	$2.79	$2.26

Diluted Earnings Per Share:
Net earnings allocated to common shares	$114,859	$114,387	$100,317	$346,399	$270,542

Weighted-average basic shares outstanding	122,120	124,616	120,053	124,255	119,955

Diluted earnings per share	$0.94	$0.92	$0.84	$2.79	$2.26

(1)   Represents cash dividends paid to holders of unvested stock, net of forfeitures, plus undistributed earnings amounts available to holders of unvested restricted stock, if any.

PACWEST BANCORP AND SUBSIDIARIES

AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	September 30, 2018			June 30, 2018			September 30, 2017
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost	Balance	Expense	Cost
	(Dollars in thousands)
Assets:
Loans and leases (1)(2)	$16,913,792	$264,371	6.20%	$16,576,361	$260,529	6.30%	$15,575,030	$235,818	6.01%
Investment securities (3)	3,844,201	29,711	3.07%	3,803,590	29,967	3.16%	3,510,956	29,495	3.33%
Deposits in financial institutions	108,485	519	1.90%	112,170	484	1.73%	171,455	538	1.24%
Total interest-earning assets (4)	20,866,478	294,601	5.60%	20,492,121	290,980	5.70%	19,257,441	265,851	5.48%
Other assets	3,491,293			3,507,516			2,880,433
Total assets	$24,357,771			$23,999,637			$22,137,874

Liabilities and Stockholders’ Equity:
Interest checking	$2,433,837	5,135	0.84%	$2,243,767	3,932	0.70%	$2,146,125	2,960	0.55%
Money market	5,270,297	10,689	0.80%	5,013,119	8,072	0.65%	4,914,803	6,307	0.51%
Savings	629,241	233	0.15%	656,310	245	0.15%	707,367	289	0.16%
Time	1,778,552	5,064	1.13%	1,790,415	4,118	0.92%	2,256,259	3,515	0.62%
Total interest-bearing deposits	10,111,927	21,121	0.83%	9,703,611	16,367	0.68%	10,024,554	13,071	0.52%
Borrowings	720,449	3,814	2.10%	549,665	2,649	1.93%	61,071	188	1.22%
Subordinated debentures	452,312	7,390	6.48%	451,973	7,166	6.36%	447,012	6,017	5.34%
Total interest-bearing liabilities	11,284,688	32,325	1.14%	10,705,249	26,182	0.98%	10,532,637	19,276	0.73%
Noninterest-bearing demand deposits	8,120,306			8,253,413			6,858,816
Other liabilities	203,958			208,495			153,932
Total liabilities	19,608,952			19,167,157			17,545,385
Stockholders’ equity	4,748,819			4,832,480			4,592,489
Total liabilities and stockholders’ equity	$24,357,771			$23,999,637			$22,137,874
Net interest income (4)		$262,276			$264,798			$246,575
Net interest spread (4)			4.46%			4.72%			4.75%
Net interest margin (4)			4.99%			5.18%			5.08%

Total deposits (5)	$18,232,233	$21,121	0.46%	$17,957,024	$16,367	0.37%	$16,883,370	$13,071	0.31%
Funding sources (6)	$19,404,994	$32,325	0.66%	$18,958,662	$26,182	0.55%	$17,391,453	$19,276	0.44%

(1) Starting with the third quarter of 2017, includes tax-equivalent adjustments related to tax-exempt interest on loans.

(2) Includes discount accretion on acquired loans of $6.1 million, $8.7 million, and $5.5 million for the three months ended September 30, 2018, June 30, 2018, and September 30, 2017, respectively.

(3) Includes tax-equivalent adjustments of $1.5 million, $2.1 million, and $4.7 million for the three months ended September 30, 2018, June 30, 2018, and September 30, 2017 related to tax-exempt income on municipal securities.  The federal statutory tax-rate utilized was 21% for the 2018 periods and 35% for the 2017 period.

(4) Tax equivalent.

(5) Total deposits is the sum of total interest-bearing deposits and noninterest-bearing demand deposits.  The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.

(6) Funding sources is the sum of total interest-bearing liabilities and noninterest-bearing demand deposits. The cost of funding sources is calculated as annualized total interest expense divided by average funding sources.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER BALANCE SHEET

	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$196,502	$245,998	$235,061	$233,215	$147,579
Interest-earning deposits in financial institutions	185,284	205,567	312,735	165,222	122,439
Total cash and cash equivalents	381,786	451,565	547,796	398,437	270,018

Securities available-for-sale	3,820,333	3,857,788	3,801,986	3,774,431	3,532,230
Federal Home Loan Bank stock	31,077	26,271	17,250	20,790	17,250
Total investment securities	3,851,410	3,884,059	3,819,236	3,795,221	3,549,480

Loans held for sale	—	—	—	481,100	—

Gross loans and leases held for investment	17,295,589	16,947,502	16,516,627	17,032,221	15,756,285
Deferred fees, net	(65,443)	(62,310)	(61,342)	(59,478)	(65,768)
Total loans and leases held for investment, net of deferred fees	17,230,146	16,885,192	16,455,285	16,972,743	15,690,517
Allowance for loan and lease losses	(141,920)	(132,139)	(134,275)	(139,456)	(159,606)
Total loans and leases held for investment, net	17,088,226	16,753,053	16,321,010	16,833,287	15,530,911

Equipment leased to others under operating leases	275,707	266,576	280,648	284,631	233,866
Premises and equipment, net	34,012	34,513	33,686	31,852	28,910
Foreclosed assets, net	4,407	2,231	1,236	1,329	11,630
Deferred tax asset, net	41,280	25,551	12,584	—	65,321
Goodwill	2,548,670	2,548,670	2,548,670	2,548,670	2,173,949
Core deposit and customer relationship intangibles, net	62,106	67,693	73,280	79,626	27,188
Other assets	494,522	495,646	511,184	540,723	351,659
Total assets	$24,782,126	$24,529,557	$24,149,330	$24,994,876	$22,242,932

LIABILITIES:
Noninterest-bearing deposits	$7,834,480	$8,126,153	$8,232,140	$8,508,044	$6,911,874
Interest-bearing deposits	10,045,063	9,803,039	9,846,648	10,357,492	9,861,371
Total deposits	17,879,543	17,929,192	18,078,788	18,865,536	16,773,245
Borrowings	1,513,166	1,187,226	575,284	467,342	250,399
Subordinated debentures	452,944	451,878	452,223	462,437	448,126
Accrued interest payable and other liabilities	194,788	183,302	175,545	221,963	160,494
Total liabilities	20,040,441	19,751,598	19,281,840	20,017,278	17,632,264
STOCKHOLDERS’ EQUITY (1)	4,741,685	4,777,959	4,867,490	4,977,598	4,610,668
Total liabilities and stockholders’ equity	$24,782,126	$24,529,557	$24,149,330	$24,994,876	$22,242,932

Book value per share	$38.46	$38.36	$38.47	$38.65	$37.96
Tangible book value per share (2)	$17.28	$17.35	$17.75	$18.24	$19.84
Shares outstanding	123,283,450	124,567,950	126,537,871	128,782,878	121,449,794

(1) Includes net unrealized (loss) gain on securities available-for-sale, net	$(43,854)	$(22,340)	$(11,936)	$31,171	$33,613
(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER STATEMENT OF EARNINGS

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$264,062	$260,300	$251,085	$258,309	$235,666
Investment securities	28,061	27,730	26,138	25,712	24,762
Deposits in financial institutions	519	484	552	576	538
Total interest income	292,642	288,514	277,775	284,597	260,966

Interest expense:
Deposits	21,121	16,367	13,818	14,041	13,071
Borrowings	3,814	2,649	920	1,366	188
Subordinated debentures	7,390	7,166	6,537	6,234	6,017
Total interest expense	32,325	26,182	21,275	21,641	19,276

Net interest income	260,317	262,332	256,500	262,956	241,690
Provision for credit losses	11,500	17,500	4,000	6,406	15,119
Net interest income after provision for credit losses	248,817	244,832	252,500	256,550	226,571

Noninterest income:
Service charges on deposit accounts	3,979	4,265	4,174	4,574	3,465
Other commissions and fees	12,397	11,767	10,265	10,505	9,944
Leased equipment income	9,120	9,790	9,587	8,258	8,332
Gain on sale of loans and leases	—	106	4,569	1,988	2,848
Gain (loss) on sale of securities	826	253	6,311	(3,329)	1,236
Other income	10,590	13,457	3,653	4,799	5,557
Total noninterest income	36,912	39,638	38,559	26,795	31,382

Noninterest expense:
Compensation	72,333	69,913	71,023	71,986	64,413
Occupancy	13,069	13,575	13,223	12,715	12,729
Data processing	6,740	6,896	6,659	6,764	6,459
Other professional services	6,058	5,257	4,439	5,786	4,213
Insurance and assessments	5,446	5,330	5,727	5,384	4,702
Intangible asset amortization	5,587	5,587	6,346	5,062	3,049
Leased equipment depreciation	5,001	5,237	5,375	5,048	4,862
Foreclosed assets (income) expense, net	(257)	(61)	(122)	(475)	2,191
Acquisition, integration and reorganization costs	800	—	—	16,085	1,450
Loan expense	2,249	3,058	2,271	3,140	3,421
Other expense	11,127	11,657	12,454	11,373	11,053
Total noninterest expense	128,153	126,449	127,395	142,868	118,542

Earnings before income taxes	157,576	158,021	163,664	140,477	139,411
Income tax expense	(41,289)	(42,286)	(45,388)	(56,440)	(37,945)
Net earnings	$116,287	$115,735	$118,276	$84,037	$101,466

Basic and diluted earnings per share	$0.94	$0.92	$0.93	$0.66	$0.84

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
	(Dollars in thousands)
Performance Ratios:
Return on average assets (1)	1.89%	1.93%	1.99%	1.34%	1.82%
Return on average equity (1)	9.72%	9.61%	9.79%	6.78%	8.77%
Return on average tangible equity (1)(2)	21.61%	20.98%	21.08%	13.75%	16.85%

Yield on average loans and leases (1)(3)	6.20%	6.30%	6.11%	5.89%	6.01%
Yield on average interest-earning assets (1)(4)	5.60%	5.70%	5.53%	5.37%	5.48%
Cost of average total deposits (1)	0.46%	0.37%	0.31%	0.30%	0.31%
Cost of average time deposits (1)	1.13%	0.92%	0.78%	0.68%	0.62%
Cost of average interest-bearing liabilities (1)	1.14%	0.98%	0.81%	0.75%	0.73%
Cost of average funding sources (1)	0.66%	0.55%	0.45%	0.44%	0.44%
Net interest spread (1)(4)	4.46%	4.72%	4.72%	4.62%	4.75%
Net interest margin (1)(4)	4.99%	5.18%	5.11%	4.97%	5.08%

Efficiency ratio	40.9%	39.8%	41.7%	41.0%	39.6%
Noninterest expense as a percentage of average assets (1)	2.09%	2.11%	2.15%	2.29%	2.12%

Average Balances:
Loans and leases, net of deferred fees	$16,913,792	$16,576,361	$16,682,124	$17,426,873	$15,575,030
Interest-earning assets	20,866,478	20,492,121	20,514,936	21,414,180	19,257,441
Total assets	24,357,771	23,999,637	24,071,148	24,789,836	22,137,874
Noninterest-bearing deposits	8,120,306	8,253,413	8,311,104	8,190,134	6,858,816
Interest-bearing deposits	10,111,927	9,703,611	9,959,243	10,578,568	10,024,554
Total deposits	18,232,233	17,957,024	18,270,347	18,768,702	16,883,370
Borrowings and subordinated debentures	1,172,761	1,001,638	700,941	903,375	508,083
Interest-bearing liabilities	11,284,688	10,705,249	10,660,184	11,481,943	10,532,637
Funding sources	19,404,994	18,958,662	18,971,288	19,672,077	17,391,453
Stockholders’ equity	4,748,819	4,832,480	4,901,207	4,920,498	4,592,489

(1) Annualized.

(2) Non-GAAP measure.

(3) Tax equivalent starting with the third quarter of 2017.

(4) Tax equivalent.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
	(Dollars in thousands)
Credit Quality Ratios (1):
Nonaccrual loans and leases held for investment to loans and leases held for investment	0.66%	0.67%	0.63%	0.92%	1.01%
Nonperforming assets to loans and leases held for investment and foreclosed assets	0.68%	0.69%	0.64%	0.93%	1.08%
Classified loans and leases held for investment to loans and leases held for investment	1.51%	1.40%	1.26%	1.65%	2.21%
Trailing 12 months net charge-offs to average loans and leases held for investment	0.28%	0.28%	0.31%	0.40%	0.35%
Allowance for credit losses to loans and leases held for investment	1.03%	0.99%	1.02%	0.96%	1.11%
Allowance for credit losses to nonaccrual loans and leases held for investment	156.9%	147.3%	161.1%	103.8%	110.1%

PacWest Bancorp Consolidated Capital:
Tier 1 leverage ratio (2)	10.10%	10.33%	10.66%	10.66%	12.02%
Common equity tier 1 capital ratio (2)	10.17%	10.59%	11.16%	10.91%	12.52%
Tier 1 capital ratio (2)	10.17%	10.59%	11.16%	10.91%	12.52%
Total capital ratio (2)	13.02%	13.48%	14.11%	13.75%	15.74%
Risk-weighted assets (2)	$21,669,323	$20,929,325	$20,523,487	$21,657,591	$19,086,798

Equity to assets ratio	19.13%	19.48%	20.16%	19.91%	20.73%
Tangible common equity ratio (3)	9.61%	9.86%	10.43%	10.50%	12.02%
Book value per share	$38.46	$38.36	$38.47	$38.65	$37.96
Tangible book value per share (3)	$17.28	$17.35	$17.75	$18.24	$19.84

Pacific Western Bank Capital:
Tier 1 leverage ratio (2)	10.78%	11.11%	11.33%	11.75%	11.46%
Common equity tier 1 capital ratio (2)	10.86%	11.40%	11.86%	11.91%	11.95%
Tier 1 capital ratio (2)	10.86%	11.40%	11.86%	11.91%	11.95%
Total capital ratio (2)	11.68%	12.21%	12.67%	12.69%	12.89%

(1)         Ratios related to 2018 periods are for total loans and leases.  Ratios related to 2017 periods are for Non-PCI loans and leases.

(2)         Capital information for September 30, 2018 is preliminary.

(3)         Non-GAAP measure.

GAAP TO NON-GAAP RECONCILIATIONS

This press release contains certain non-GAAP financial disclosures for: (1) return on average tangible equity, (2) tangible common equity ratio, and (3) tangible book value per share. The Company uses these non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance.  In particular, the use of return on average tangible equity, tangible common equity ratio, and tangible book value per share is prevalent among banking regulators, investors and analysts.  Accordingly, we disclose the non-GAAP measures in addition to the related GAAP measures of: (1) return on average equity, (2) equity to assets ratio, and (3) book value per share.

The tables below present the reconciliations of these GAAP financial measures to the related non-GAAP financial measures:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
Return on Average Tangible Equity	2018	2018	2017	2018	2017
	(Dollars in thousands)
Net earnings	$116,287	$115,735	$101,466	$350,298	$273,781

Average stockholders’ equity	$4,748,819	$4,832,480	$4,592,489	$4,826,944	$4,547,472
Less: Average intangible assets	2,614,055	2,619,351	2,202,922	2,619,624	2,205,927
Average tangible common equity	$2,134,764	$2,213,129	$2,389,567	$2,207,320	$2,341,545

Return on average equity (1)	9.72%	9.61%	8.77%	9.70%	8.05%
Return on average tangible equity (2)	21.61%	20.98%	16.85%	21.22%	15.63%

(1) Annualized net earnings divided by average stockholders’ equity.

(2) Annualized net earnings divided by average tangible common equity.

Tangible Common Equity Ratio/	September 30,	June 30,	March 31,	December 31,	September 30,
Tangible Book Value Per Share	2018	2018	2018	2017	2017
	(Dollars in thousands, except per share data)
Stockholders’ equity	$4,741,685	$4,777,959	$4,867,490	$4,977,598	$4,610,668
Less: Intangible assets	2,610,776	2,616,363	2,621,950	2,628,296	2,201,137
Tangible common equity	$2,130,909	$2,161,596	$2,245,540	$2,349,302	$2,409,531

Total assets	$24,782,126	$24,529,557	$24,149,330	$24,994,876	$22,242,932
Less: Intangible assets	2,610,776	2,616,363	2,621,950	2,628,296	2,201,137
Tangible assets	$22,171,350	$21,913,194	$21,527,380	$22,366,580	$20,041,795

Equity to assets ratio	19.13%	19.48%	20.16%	19.91%	20.73%
Tangible common equity ratio (1)	9.61%	9.86%	10.43%	10.50%	12.02%

Book value per share	$38.46	$38.36	$38.47	$38.65	$37.96
Tangible book value per share (2)	$17.28	$17.35	$17.75	$18.24	$19.84
Shares outstanding	123,283,450	124,567,950	126,537,871	128,782,878	121,449,794

(1) Tangible common equity divided by tangible assets.

(2) Tangible common equity divided by shares outstanding.